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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-112674, Form S-3 No. 333-65010 and Form S-3 No. 333-103477)
and the Registration Statements (Form S-8 No. 333-23583 and Form S-8 No. 333-59675) pertaining to the Amended and Restated Stock Option Plan of Medwave, Inc. and in the related Prospectuses of our report dated June 21, 2002, with respect to the April 30, 2002 financial statements of Medwave, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 11, 2005

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